SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:                    |_| Confidential-For Use of the
|_| Preliminary proxy statement                   Commission Only (as
|X| Definitive proxy statement                    permitted by Rule 14a-6(e)(2))
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Hudson Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

-----------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------
          (5)  Total Fee Paid:

-----------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials.

-----------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing party:

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     (4)  Date filed:

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

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


                                                                   July 25, 2001


Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, August 23, 2001, at 10:00 A.M. at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07045.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 2 Broadway, New York, New York 10004, in writing, of the correct address.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.



                                               Cordially,

                                               Kevin J. Zugibe, P.E.
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                            HUDSON TECHNOLOGIES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 23, 2001


To the Shareholders of HUDSON TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on Thursday, August 23, 2001 at 10:00 A.M., at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07045, for the following purposes:

     1. To elect a class of three directors who shall serve until the 2003 Annual Meeting of Shareholders or until their successors have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on July 12, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                              By Order of the Board of Directors


                                              Stephen P. Mandracchia
                                              Secretary

July 25, 2001
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 23, 2001

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, August 23, 2001, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about July 27, 2001.

     Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                            275 North Middletown Road
                           Pearl River, New York 10965
                          Telephone No.: (914) 735-6000

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only shareholders of record at the close of business on July 12, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 5,098,820 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 105,005 shares of the Company's Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), the only classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. The holders of the shares of Preferred Stock vote together with holders of Common Stock as one class except that only holders of the Preferred Stock are entitled to vote on the election of the two directors appointed by them pursuant to the terms of the Company's Certificate of Designation relating to the Preferred Stock (the "Series A Directors"). Messrs. Robert L. Burr and Robert M. Zech are the two Series A Directors who have previously been elected by the holders of the Preferred Stock. Each share of Preferred Stock entitles the holder to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible (which is currently approximately 42.105 shares of Common Stock for each share of Preferred Stock, or an aggregate of 4,421,263 votes); provided, however, that each holder of Preferred Stock has irrevocably constituted Kevin J. Zugibe and Stephen P.

Mandracchia, and each of them, as such holder's proxy, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the shareholders of the Company (other than with respect to matters requiring a separate class vote of holders of the Preferred Stock) that number of voting shares of the Company of all classes held by such holder and its affiliates, in the aggregate, as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all shareholders of the Company.

                                VOTING PROCEDURES

     At the Annual Meeting, Mr. Burr will be elected by a plurality of the votes cast by holders of Preferred Stock in person or represented by proxy at the Annual Meeting, provided a quorum of Preferred Stock is present at the Annual Meeting. All other directors will be elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock, voting together as one class, in person or represented by proxy at the Annual Meeting, provided a quorum is present at the Annual Meeting. All other matters to be acted upon at the Annual Meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present. For purposes of the election of Mr. Burr by holders of Preferred Stock, a quorum will be present at the Annual Meeting if holders of a majority of the votes represented by holders of the Preferred Stock are present in person or represented by proxy at the Annual Meeting. With respect to all other matters, a quorum will be present at the Annual Meeting if the holders of a majority of the outstanding aggregate votes represented by holders of the Common Stock and Preferred Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

     In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. The By-laws provide that the number of directors shall be fixed by the Board of Directors but in any event, shall be no less than seven (7) (subject to decrease by a resolution adopted by the shareholders). In 1999, the Board of Directors was increased to nine members. Two members of the board, Messrs. Burr and Zech, were elected by vote of the Holders of the Company's Series A Preferred Stock at the Company's August 19, 1999 Annual Meeting of Shareholders. In June 2001, the Board of Directors voted to reduce the number of members who constitute the entire board to seven (7) members, effective as of the Annual Meeting of Shareholders to be held in 2001.

     At the Annual Meeting, a class of three directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2003. Messrs. Vincent P. Abbatecola, Robert L. Burr and Otto C. Morch are the nominees for election to such positions, except that only the holders of the Preferred Stock are entitled to vote for election of Mr. Burr. Messrs. Stephen P. Mandracchia and Thomas P. Zugibe, whose terms as Board members expire at the Annual Meeting, will not stand for re-election at the Annual Meeting as a result of the Board's determination to reduce the size of the Board from nine (9) to seven (7) members. Messrs. Kevin J. Zugibe, Dominic J. Monetta, Harry C. Schell and Robert M. Zech will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2002.

     Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

     The following is information with respect to the nominees for election as directors at the Annual Meeting:

Name                                     Age           Position
----                                     ---           --------
Vincent P. Abbatecola                    54            Director
Robert L. Burr                           50            Director
Otto C. Morch                            67            Director

     Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola serves as Chairman of the Board of Mid Atlantic Ice Association, an industry trade association.

     Robert L. Burr has been a director of the Company since August 1999. Mr. Burr is a Partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the general partner of Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Burr has been employed by J.P. Morgan Chase & Co. since 1995. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Prior to that time, Mr. Burr served as the

Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P., and was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford University. Mr. Burr serves on the Board of Directors of Displaytech, Inc. and Impax Laboratories, Inc.

     Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

     During the fiscal year ended December 31, 2000 ("Fiscal 2000"), the Board held ten (10) meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board held during the period he served as a director during such year.

     The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2002:

Name                        Age           Position
----                        ---           --------
Kevin J. Zugibe             37            Chairman of the Board, Chief Executive
                                          Officer and President

Dominic J. Monetta          59            Director

Harry C. Schell             66            Director

Robert M. Zech              35            Director

     Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1991 and President since July 1999. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm.

     Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a firm providing management and technological solutions to executive managers. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

     Harry C. Schell has been a director of the Company since August 1998. Mr. Schell has been a private investor since 1994. Mr. Schell served as Chairman, President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, from 1990 to January 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Cable and Wire Company, a
company engaged in the production of wire and cable products, from 1974 to 1984. Mr. Schell serves on the board of directors of the BICC Group and BICC Cables
Corporation,   Phillips  Cables  Limited,   National  Electrical   Manufacturers
Association, and the United Way of Rockland County.

     Robert M. Zech has been a director of the Company since June 1999. Mr. Zech is a Partner of Fleming US Discovery Partners, L.P., a private equity sponsor affiliated with J.P. Morgan Chase & Co. Fleming US Discovery Partners, L.P. is the General Partner of Fleming US Discovery Fu9nds III, L.P. and Fleming US Discovery Offshore Fund III, L.P. Mr. Zech has been employed by J.P. Morgan Chase & Co. since 1996. From 1994 to 1996, Mr. Zech was an Associate with Cramer Rosenthal McGlynn Inc., an investment management firm. Previously Mr. Zech served as an Associate with Wolfensohn & Co., a mergers and acquisitions advisory firm, and was a Financial Analyst at leveraged buyout sponsor Merrill Lynch Capital Partners, Inc. and in the investment banking division of Merrill Lynch & Co. Mr. Zech serves on the Board of Directors of Displaytech, Inc.

Committees of the Board of Directors

     The Company has established a Compensation /Stock Option Committee of the Board of Directors, which is responsible for recommending the compensation of the Company's executive officers and for the administration of the Company's Stock Option Plans. The members of the such Committee are Messrs. Abbatecola, Burr, Morch and Schell. The Company also has an Audit Committee of the Board of Directors, which supervises the audit and financial procedures of the Company. The members of the Audit Committee are Messrs. Abbatecola, Morch and Zech. Each member of the Audit Committee is an "independent director" within the meaning of Nasdaq Marketplace Rule 4200. The Audit Committee has adopted a written charter, a copy of which is attached hereto as Appendix A. The Company also has an Executive Committee of the Board of Directors, which is authorized to exercise the powers of the board of directors in the general supervision and control of the business affairs of the Company during the intervals between meetings of the board. The members of the Executive Committee are Messrs. Schell, Zech and Kevin
J. Zugibe. The Company's Occupational, Safety And Environmental Protection Committee, which is responsible for satisfying the Board that the Company's Environmental, Health and Safety policies, plans and procedures are adequate. The members of the Occupational, Safety and Environmental Protection Committee are Messrs. Mandracchia, Monetta and Thomas P. Zugibe.

Audit Committee Report

     In December 2000, the Audit Committee met with management to review and discuss the audit and the procedures and timing of the audit. In March 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

          The Audit Committee-

          Vincent Abbatecola, Otto Morch and Robert Zech

Compensation of Directors

     Non-employee directors receive an annual fee of $3,000 and receive reimbursement for out-of-pocket expenses incurred, and an attendance fee of $500 and $250, respectively, for attendance at meetings of the Board of Directors and Board committee meetings. In addition, commencing in August 1998, non-employee directors receive 5,000 non-qualified stock options per year of service under the Company's Stock Option Plans.

     To date, the Company has granted to Harry C. Schell nonqualified options to purchase 30,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2000. The Company has also granted to each of Vincent Abbatecola, Dominic Monetta and Otto Morch nonqualified options to purchase 15,000 shares of Common Stock at exercise prices ranging from $2.38 to $3.00 per share. Such options vested and are fully exercisable as of December 31, 2000. In addition, in connection with the appointment of two of their nominees as members of the Board of Directors, the Company has granted to Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. nonqualified options to purchase 17,236 and 2,764 shares of Common Stock at an exercise price of $2.38 per share. All such options issued to the directors are vested and fully exercisable at December 31, 2000.

Executive Officers

     In addition to Kevin J. Zugibe, Messrs. Thomas P. Zugibe, Stephen P. Mandracchia and Brian Coleman serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

     Thomas P. Zugibe, 48, a founder of the Company, has been a director of the Company since April 1995 and an Executive Vice President of the Company since January 1997. He served as a Vice President of the Company from its inception in 1991 until his appointment as Executive Vice President in January 1997. Mr. Zugibe was engaged in the practice of law in the State of New York from 1980 and since 1995 has been on an extended leave from the Garnerville, New York law firm of Ferraro, Zugibe & Albrecht. He is also a Justice for the Village of West Haverstraw, New York. Mr. Zugibe is the brother of Kevin J. Zugibe, Chairman of the Board, President and Chief Executive Officer of the Company.

     Stephen P. Mandracchia, 41, has been an Executive Vice President of the Company since January 1997, and Secretary of the Company since April 1995. He served as a

Vice President of the Company from January 1993 to January 1997 and as a director of the Company from June 1994 to August 1996 and August 1999 to the present. Mr. Mandracchia, a member of the bar of the State of New York, was a member of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm from 1983 to December 1995. Mr. Mandracchia is the brother-in law of Messrs. Kevin J. Zugibe and Thomas P. Zugibe.

     Brian Coleman, 39, has been Vice President and Chief Financial Officer of the Company since May 1997. Prior thereto, he was employed for 10 years by BDO Seidman, LLP, the Company's independent auditors, in various positions, including as a partner from 1995 to May 1997. Mr. Coleman is a licensed certified public accountant in the State of New York.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by the Company, the Company believes that during the year ended December 31, 2000 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial shareholders were complied with.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation earned for each of the last three fiscal years by Kevin J. Zugibe, the Company's Chief Executive Officer, and the other executive officers who served as executive officers during Fiscal 2000 and whose salary was in excess of $100,000 during Fiscal 2000 (the "Named Executives").

                           Summary Compensation Table

                                                                                                          Long Term Compensation
                                                                                                          Awards
                                                                                                          ----------------------
                                                                         Annual Compensation(1)           Securities Underlying
                                                                         ----------------------           Options
                                                                                                          ----------------------
            Name                           Position            Year         Salary             Bonus
            ----                           --------            ----         ------             -----

Kevin J. Zugibe                 Chairman of the Board,         2000         $ 80,981            --        140,000 shares
                                President, Chief Executive     1999         $136,279            --          1,000 shares
                                Officer                        1998         $134,800            --         40,000 shares

Thomas Zugibe                   Executive Vice President       2000         $110,338            --        102,500 shares
                                                               1999         $104,800            --          1,000 shares
                                                               1998         $104,800            --         25,000 shares

Stephen P. Mandracchia          Executive Vice President and   2000         $113,415            --         77,500 shares
                                Secretary                      1999         $108,124            --          1,000 shares
                                                               1998         $104,800            --         25,000 shares

Walter A. Phillips(2)           Vice President of Marketing    2000         $161,077            --         37,500 shares
                                and Strategic Planning         1999         $160,781            --          1,000 shares
                                                               1998         $148,312            --         10,000 shares

Brian F. Coleman                Vice President and Chief       2000         $151,047            --         37,500 shares
                                Financial Officer              1999         $138,124            --          1,000 shares
                                                               1998         $124,900            --         25,000 shares

----------
(1) The value of personal benefits furnished to the Named Executives during 1998, 1999 and 2000 did not exceed 10% of their respective annual compensation.

(2)  Mr. Phillips left the employ of the Company in April 2001.


The Company granted options, which except as otherwise set forth below, vest 50% upon the date of grant and 50% on the first anniversary of the date of grant, to the Named Executives during the fiscal year ended December 31, 2000, as shown in the following table:

             Summary of Stock Options Granted to Executive Officers

                                                                       % of Total
                                                       Number of         Options
                                                      Securities       Granted to
                                                      Underlying      Employees in       Exercise         Expiration
Name                        Position                Options Granted    Fiscal Year     Price ($/sh)          Date
----                        --------                ---------------    -----------     ------------          ----
Kevin J. Zugibe             Chairman, President          140,000(1)        24%            $2.375         08/03/2005
                            and Chief Executive
                            Officer

Thomas P. Zugibe            Executive Vice               102,500(1)        17%            $2.375         08/03/2005
                            President

Stephen P. Mandracchia      Executive Vice                77,500(1)        13%            $2.375         08/03/2005
                            President and
                            Secretary

Walter A. Phillips(2)       Vice President of             37,500            6%            $2.375         08/03/2005
                            Marketing and
                            Strategic Planning

Brian F. Coleman            Vice President and            37,500            6%            $2.375         08/03/2005
                            Chief Financial
                            Officer

-------------
(1) Of these options, 40,000 vested on August 3, 2000 and the balance vest 50% upon the date of grant and 50% on the first anniversary of the date of grant.

(2)  Mr. Phillips left the employ of the Company in April 2001.

                    Aggregated Fiscal Year End Option Values

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives at December 31, 2000. No options were exercised by the Named Executives during the fiscal year ended December 31, 2000.


                                                              Number of Securities Underlying
                                   Shares        Value        Unexercised Options At               Value of In-the-money Options At
Name and Position                 Acquired      Realized            December 31, 2000                      December 31, 2000(1)
-----------------                 --------      --------      -------------------------------      ---------------------------------
                                                              Exercisable       Unexercisable        Exercisable       Unexercisable
                                                              -----------       -------------        -----------       -------------
Kevin J. Zugibe                      --            --          181,000             58,000                0                 0
Chairman; President and Chief
Executive Officer

Thomas P. Zugibe, Executive          --            --          137,250             31,250                0                 0
Vice President

Stephen P. Mandracchia,              --            --          124,750             18,750                0                 0
Executive Vice President and
Secretary

Walter A. Phillips, Vice             --            --           66,750             18,750                0                 0
President of Marketing and
Strategic Planning(2)

Brian F. Coleman, Vice               --            --           86,750             18,750                0                 0
President and Chief Financial
Officer

--------
(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $1.563.

(2)  Mr. Philips left the employ of the Company in April 2001.

Employment Agreement

     The Company has entered into a two-year employment agreement with Kevin J. Zugibe, which expires in May 2003 and is automatically renewable for successive two-year terms. Pursuant to the agreement, effective February 1, 2001 Mr. Zugibe is receiving an annual base salary of $130,000 with such increases and bonuses as the Board may determine. The Board of Directors and Mr. Zugibe have agreed to reduce the cash compensation and issue additional stock options to Mr. Zugibe in satisfaction of his annual base salary. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

Stock Option Plan

1994 Stock Option Plan

     The Company has adopted an Employee Stock Option Plan (the "Plan") effective October 31, 1994 pursuant to which 725,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola, Burr, Morch and Schell. The committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the Plan will expire on December 31, 2004.

     ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the Plan may not be granted at a price less than 85% of the market value of the Common Stock on the date of grant. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination by of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     As of December 31, 2000, options to purchase 356,266 shares of Common Stock were issued under the Plan. During 2000, the Company granted options to purchase 40,000 shares to each of Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe. Such options fully vested on August 3, 2000.

1997 Stock Option Plan

     The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"), pursuant to which 2,000,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute ISOs under the Code, or (ii) nonqualified options. ISOs may be granted under the 1997 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The 1997 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of

Messrs. Abbatecola, Burr , Morch and Schell. The committee, within the limitations of the 1997 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the 1997 Plan will expire on June 11, 2007.

     ISOs granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the 1997 Plan may not be granted at a price less than the par value of the Common Stock on the date of grant. Options granted under the 1997 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     As of December 31, 2000, the Company had granted options to purchase 1,241,816 shares of Common Stock under the 1997 Plan. During 1998, the Company granted non-qualified options to purchase 40,000, 25,000, and 25,000 shares at an exercise price of $3.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested on August 31, 1998. In addition during 1998, the Company also granted options to purchase 420,666 shares to certain officers, directors and employees, exercisable at prices ranging from $2.50 to $4.375 per share. During 1999, the Company granted options to purchase 1,000, 1,000 and 1,000 shares at an exercise price of $2.00 per share to Kevin J. Zugibe, Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vested and are fully exercisable as of November 3, 2000; November 3, 1999 and November 3, 1999, respectively. In addition, during 1999, the Company also granted options to purchase 153,500 shares to certain officers, directors and employees, exercisable at prices ranging from $1.781 to $2.63 per share. During 2000, the Company granted options to purchase 100,000 shares at an exercise price of $2.375 per share to Kevin J. Zugibe, which options vest at a rate of 50% upon issuance and 50% on the first anniversary date, and which become exercisable as follows: 14,500 on 8/4/00, 27,500 on 11/3/00, 14,500 on 8/4/01, 27,000 on 11/3/01, 14,500 on 8/4/02 and 2,000 on
11/2/02. During 2000, the Company granted options to purchase 37,500 and 62,500 shares at an exercise price of $2.375 per share to Stephen P. Mandracchia and Thomas P. Zugibe, respectively. Such options vest at a rate of 50% upon issuance and 50% on the first anniversary date. In addition, during 2000, the Company also granted options to purchase 269,250 shares to certain officers, directors and employees, exercisable at prices ranging from $2.375 to $2.78 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the Named Executives, (iii) each director of the Company, and (iv) all current directors and executive officers of the Company as a group:

                                                     Amount and Nature of          Percentage of
Name and Address of Beneficial Owner(1)              Beneficial Ownership(2)       Common Shares Owned
------------------------------------                 --------------------          -------------------
Kevin J. Zugibe                                             418,728(3)                 7.9%
Thomas P. Zugibe                                            370,918(4)                 7.1%
Stephen P. Mandracchia                                      358,978(5)                 6.8%
Walter A. Phillips                                           66,750(6)                 1.3%
Brian F. Coleman                                             89,750(7)                 1.7%
Vincent P. Abbatecola                                        20,000(8)                   *
Robert L. Burr                                                    0(12)                  0
Dominic J. Monetta                                           25,000(8)                   *
Otto C. Morch                                                15,600(8)                   *
Harry C. Schell                                              59,000(9)                 1.2%*
Robert M. Zech                                                    0(12)                  0
DuPont Chemical and Energy
Operations, Inc.                                            500,000(10)                 9.8%
Fleming Funds                                             4,441,263(11)                46.6%
All directors and executive officers as a group
   (10 persons)                                           1,357,974(13)                23.5%

*    Less than 1%

-------------------------
(1) Unless otherwise indicated, the address of each of the persons listed above is the address of the Company, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common stock beneficially owned by them.

(3) Includes (i) 40,000 shares which may be purchased at $4.47 per share; (ii) 40,000 shares which may be purchased at $3.00 per share; (iii) 18,000 shares which may be purchased at $3.85 per share; (iv) 1,000 shares which may be purchased at $2.00 per share; (v) 40,000 shares that may be purchased at $2.375 per share; and (vi) 42,000 shares which may be purchased at $2.375 per share under immediately exercisable options. Does not give effect to any voting rights held by Mr. Zugibe as a result of the Company's agreement with the holders of the Series A Preferred Stock as discussed in (11) below.

(4) Includes (i) 25,000 shares which may be purchased at $4.47 per share; (ii) 15,000 shares which may be purchased at $3.85 per share (iii) 25,000 shares which may be purchased at $3.00 per share; (iv) 1,000 shares which may be purchased at $2.00 per share; (v) 40,000 shares which may be purchased at $2.375 per share; and (vi) 31,250 shares which may be purchased at $2.375 per share under immediately exercisable options.

(5) Includes (i) 25,000 shares which may be purchased at $4.47 per share; (ii) 15,000 shares which may be purchased at $3.85 per share (iii) 25,000 shares which may be purchased at $3.00 per share; (iv) 1,000 shares which may be purchased at $2.00 per share; (v) 40,000 shares which may be purchased at $2.375 per share; and (vi) 18,750 shares which may be purchased at $2.375 per share under immediately exercisable options. Does not give effect to any voting rights held by Mr. Mandracchia as a result of the Company's agreement with the holders of the Series A Preferred Stock as discussed in (11) below.

(6) Represents (i) 15,000 shares which may be purchased at $5.625 per share;
(ii) 10,000 shares which may be purchased at $4.06 per share; (iii) 12,000 shares which may be purchased at $3.50 per share; (iv) 10,000 shares which may be purchased at $3.06 per share; (v) 1,000 shares which may be purchased at $1.78 per share; and (vi) 18,750 shares which may be purchased at $2.375 per share under immediately exercisable options.

(7) Includes (i) 30,000 shares which may be purchased at $4.06 per share; (ii) 12,000 shares which may be purchased at $3.50 per share; (iii) 25,000 shares which may be purchased at $2.50 per share; (iv) 1,000 shares which may be purchased at $1.78 per share; and (v) 18,750 shares which may be purchased at $2.375 per share under immediately exercisable options.

(8) Includes 5,000 shares which may be purchased at $3.00 per share; 5,000 shares which may be purchased at $2.375 per share; and 5,000 shares which may be purchased at $2.785 per share under immediately exercisable options.

(9) Includes 10,000 shares which may be purchased at $3.00 per share; 10,000 shares which may be purchased at $2.375 per share; and 10,000 shares which may be purchased at $2.785 per share under immediately exercisable options.

(10) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Operations, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(11) Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., and their general partner, Fleming US Discovery Partners, L.P. and its general partner, Fleming US Discovery Partners LLC, collectively referred to as ("Fleming Funds") are affiliates. The beneficial ownership of the Fleming Funds assumes the conversion of Series A Preferred Stock owned by the Fleming Funds (which constitutes all of the outstanding Series A Preferred Stock) to Common Stock at a conversion rate of $2.375 per share. The holders of shares of Series A Preferred Stock vote together with the holders of the Common Stock based upon the number of shares of common stock into which the Series A Preferred Stock is then convertible. The Fleming Funds has provided to the Chief Executive Officer and Secretary of the Company a Proxy to vote that number of voting shares held by the Fleming Funds which exceed 29% of the then voting shares. Also includes 10,000 shares which may be purchased at $2.375 per share; and

10,000 shares which may be purchased at $2.785 per share under immediately exercisable options. The address of all the Fleming Funds is c/o J.P. Morgan Chase & Co., 1211 Avenue of the Americas, 40th Floor, New York, New York 10036, except for the Fleming US Discovery Offshore Fund III, L.P. whose address is c/o Bank of Bermuda LTD., 6 Front Street, Hamilton HM11 Bermuda.

(12) Messrs. Burr and Zech have been appointed directors by the Fleming Funds. Their share ownership excludes all shares of Common Stock beneficially owned by the Fleming Funds.

(13) Includes exercisable options to purchase 670,750 shares of Common Stock owned by the directors and officers as a group. Excludes 4,421,263 shares beneficially owned by the Fleming Funds.

Kevin J. Zugibe, Thomas P. Zugibe and Stephen P. Mandracchia may be deemed to be "parents" of the Company as such term is used under the Securities Act of 1933.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In the regular course of its business, the Company purchases refrigerants from and sells refrigerants to DuPont and performs recovery, reclamation, RefrigerantSide(TM) Services and other services.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 2000 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2001. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2000 and the reviews of the financial statements included in the Company's Form 10-QSB's for Fiscal 2000 totaled $78,176.

Financial Information Systems Design And Implementation Fees

     There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for Fiscal 2000.

All Other Fees

     The aggregate fees billed for services rendered by BDO Seidman, LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $1,021 for Fiscal 2000.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

                              SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than March 27, 2002 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the March 27, 2002 deadline, a shareholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than June 12, 2002. If timely submitted, the shareholder may present the proposal at the next Annual Meeting but the Company is not obligated to include the proposal in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A FOR THE YEAR ENDED DECEMBER 31, 2000 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

     COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB/A WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

                            HUDSON TECHNOLOGIES, INC.
                            275 NORTH MIDDLETOWN ROAD
                           PEARL RIVER, NEW YORK 10965
                  ATTENTION: Stephen P. Mandracchia, Secretary

     The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.


                                               By order of the Board
                                               of Directors


                                               Kevin J. Zugibe, P.E.
                                               Chairman of the Board

July 25, 2001

                                                                      Appendix A

                             Audit Committee Charter

     The following sets forth the procedures and authority for and responsibilities of the Hudson Technologies, Inc. Audit Committee.

Procedures and Authority:

     The Audit Committee shall consist of such number of members as the Board of Directors may determine, but in any event, shall be no less than three (3). The members of the Audit Committee shall be elected by the Board of Directors and all members shall be independent directors. All members of the Audit Committee must be able to read and understand a financial statement, including a balance sheet, income statement and cash flow statement, and at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background.

     The Audit Committee shall meet at least once annually with the Corporation's independent public accountants, and at any time during the year when considered appropriate by the independent public accountants or the Audit Committee. The Audit Committee shall review the financial statements of the Corporation with the independent public accountants and shall review the practices and procedures adopted by the Corporation and by the independent public accountants in the preparation of financial statements. The Audit Committee shall make such other recommendations as it may deem appropriate to the Board of Directors.

     The Chairman of the Audit Committee shall be the presiding officer thereof. The Committee may meet at such time or times on notice to all of the members thereof by the Chairman or by a majority of the members or by the Secretary of the Corporation and at such place or places as such notice may specify. At least twenty-four (24) hours notice of the meeting shall be given but such notice may be waived. Such notice may be given by mail, facsimile, telephone or personally.

     The Audit Committee shall cause minutes to be kept of its meetings that record actions taken. Such minutes shall be placed in the custody of the Secretary of the Corporation. The Committee may, except as otherwise provided by law, act in its discretion by a resolution or resolutions in writing signed by all the members of the Committee with the same force and effect as if duly passed by a duly convened meeting. Any such resolution or resolutions shall be recorded in the minute book of the Committee under the proper date thereof. Members of the Committee may also participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other and participation in the meeting pursuant to this provision, shall constitute presence in person at such meeting. A quorum of the members of each Committee shall constitute a quorum.

Committee Responsibilities:

A. Recommending to the board and management the appointment of independent auditors;

B.   Determining to the best of its knowledge that:

     (i) the independent audit of the Company appears to meet the standards of the public accounting profession;

     (ii) internal controls are reliable and provide adequate safeguards of the Company's assets and proper recording of its transactions including compliance with applicable regulations;

     (iii) the Company's annual financial reports are reliable and fairly present its financial position and operating results.

C. Reporting to the Board conflicts of interest and any unauthorized activities or questionable business practices that come to its attention.

D. Informing the Board of significant developments in accounting principles and SEC regulations affecting the Company.

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 23, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Thursday, August 23, 2001, at the Sheraton Crossroads Hotel, 1 International Boulevard, Mahwah, New Jersey 07045 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:


1.   ELECTION OF DIRECTORS:

     |_| FOR all nominees listed below              |_| WITHHOLD AUTHORITY
         (except as marked to the contrary below).      to vote for all nominees
                                                        listed below.

      Vincent P. Abbatecola,  Robert L. Burr and Otto C. Morch.


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

                                        DATED:___________, 2001


                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------
                                                     Signature

-------------------------------------
                                             Signature if held jointly


      Please mark, sign, date and return this proxy card promptly using the enclosed envelope.